As of June 26, 2013

To the Trustees of:
John Hancock Funds III
601 Congress Street
Boston, MA 02210

Re:	Amended and Restated Expense Limitation Agreement and Voluntary Expense
Limitation Notice

With reference to the Advisory Agreement dated July 1, 2009, as amended, entered into by and between John Hancock Investment Management Services, LLC (the “Adviser”) and John Hancock Funds III (the “Trust”), on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to contractually waive its management fee for each Fund and, to the extent necessary, bear other expenses, as set forth in Appendices A and B.

2. The Adviser has voluntarily agreed to waive its management fee and, to the extent necessary, bear other expenses, as set forth in Appendices C, D and E.

3. We understand and intend that the Trust rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trust so to rely.

Very truly yours,

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer

By:	/s/ Charles Rizzo
Charles Rizzo
Senior Vice President

APPENDIX A

Total Fund Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of a Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fee expenses paid indirectly; and (vi) short dividend expense.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.

The Adviser agrees to make payment to a specific class of shares of a Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below. The expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund/Class	A	B	C	R1	R2	R3	R4	R5	I	I2	T	ADV	1	NAV	R6	Expiration Date of
																Expense Limit

Core High	1.18%	None	1.93%	N/A	N/A	N/A	N/A	N/A	0.87%	N/A	N/A	N/A	N/A	N/A	N/A	6/30/2014
Yield

Disciplined	None	2.05%	2.05%	1.57%	1.32%	1.47%	1.07%	0.87%	None	0.85%	N/A	N/A	N/A	None	0.82%	6/30/2014,
Value			(expires					(expires								Except Class C and
			on					on								Class R5 as noted
			6/30/13)					9/30/13)

Disciplined	1.35%	N/A	2.10%	N/A	1.40%	N/A	1.15%	N/A	1.04%	N/A	N/A	1.25%	N/A	None	0.95%	6/30/2014,
Value Mid	(expires on		(expires				(effecti		(expires						(expires on	Except Class A, Class
Cap	6/30/13)		on				ve		on						9/30/13)	C, Class I and Class
			6/30/13)				7/2/13)		6/30/13)							R6 as noted

Global	1.42%	2.12%	2.12%	N/A	1.47%	N/A	N/A	N/A	1.06%	N/A	N/A	N/A	N/A	None	0.97%	6/30/2014
Shareholder	(expires on								(expires							Except Class A and
Yield	6/30/2013)								on							Class I as noted
									6/30/20
									13)

International	0.63%	1.33%	1.33%	N/A	N/A	N/A	N/A	N/A	0.27%	N/A	N/A	N/A	N/A	N/A	N/A	6/30/2014
Allocation

International	1.60%	2.30%	2.30%	1.90%	1.65%[5]	1.80%	1.40%	1.20%	None	N/A	N/A	N/A	None	None	1.12%	6/30/2014
Core

International	1.60%	2.30%	2.30%	N/A	N/A	N/A	N/A	N/A	1.24%	N/A	N/A	N/A	1.15%	None	N/A	6/30/2014

A-1

Fund/Class	A	B	C	R1	R2	R3	R4	R5	I	I2	T	ADV	1	NAV	R6	Expiration Date of
																Expense Limit

Growth

International	1.60%	N/A	N/A	N/A	1.68%	N/A	1.43%	N/A	1.29%	N/A	N/A	N/A	N/A	None	1.10%	6/30/2014
Value Equity					(effecti		(effecti								(effective
					ve		ve								7/2/13)
					7/2/13)		7/2/13)

Rainier	1.35%	2.10%	2.10%	1.70%	1.45%[5]	1.60%	1.20%	1.00%	None	N/A	1.40%	1.14%	N/A	None	0.86%	6/30/2014
Growth	(expires on	(expires on	(expires								(expires					Except Class A, Class
	6/30/13)	6/30/13)	on								on					B, Class C and Class
			6/30/13)								6/30/13)					T as noted

Small Cap	None	None	None	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Opportunities

Small	1.50%	N/A	N/A	1.80%	1.55%	1.70%	1.30%	1.10%	1.14%	N/A	N/A	1.34%	N/A	N/A	1.04%	6/30/2014
Company

Strategic	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.94%	N/A	N/A	N/A	N/A	N/A	N/A	6/30/2014
Growth

A-2

APPENDIX B

Fund Level Contractual Investment Management Fee Waivers

The Adviser agrees to limit John Hancock Global Shareholder Yield Fund’s management fee to a maximum annual rate of 0.80% of the Fund’s average daily net assets. The limitation will continue until at least June 30, 2013.*

* At the March 4-7, 2012 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board ratified, the extension of the expiration date (to June 30, 2013) of the management fee limitation, effective upon the current expiration date of June 30, 2012.

B-1

APPENDIX C

Advisor Fee Voluntary Waiver

Fund Level

The Adviser, as the investment adviser for the John Hancock International Allocation Portfolio (the “Fund”), receives a fee of 0.05% on assets invested in funds of John Hancock Funds II and the Trust and 0.50% on all other investments.

The Fund invests in other mutual funds, of which some or all of the investments are mutual funds managed by the Adviser who receives an advisory fee for such services. The voluntary adviser fee waiver shall apply as follows:

The Adviser has voluntarily agreed to waive its advisory fees for the Fund so that the amount retained by the Adviser after payment of subadvisory fees, including Adviser fees collected on the underlying investments after payment of subadvisory fees, does not exceed 0.50% of the Fund’s average annual net assets.

This advisory fee waiver is voluntary and can be terminated at any time by the Adviser on notice to the Trust.

C-1

APPENDIX D

Fund Level Other Voluntary Limit on Total Operating Expenses

For purposes of this Appendix:

“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fee expenses paid indirectly; (vi) short dividend expense; (vii) advisory fees; (viii) Rule 12b-1 fees; (ix) transfer agency fees; and (x) printing, postage and blue sky registration fees.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.

The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund	Expense Limit*

International Allocation	0.16%

Small Cap Opportunities	0.27%

*Fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser.

D-1

APPENDIX E

Fund Voluntary Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of a Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fee expenses paid indirectly; and (vi) short dividend expense.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.

The Adviser agrees to make payment to a specific class of shares of a Fund (up to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix shall be as follows, effective July 1, 2012:

Fund/ Class	A	B	C	R1	R2	R3	R4	R5	I	I2	T	ADV	1	NAV	R6

	1.35%	2.05%	2.05%	N/A	N/A	N/A	N/A	N/A	0.99%	N/A	N/A	N/A	N/A	N/A	N/A
Leveraged
Companies*

Small Cap	1.60%	N/A	2.30%	N/A	N/A	N/A	N/A	N/A	1.24%	N/A	N/A	N/A	N/A	N/A	N/A
Opportunities*

*Fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser.

E-1